Exhibit 99.1

FOR DISTRIBUTION	For more information, contact:
TUESDAY, OCTOBER 29 AT 8:00 A.M.	Robert Jordheim
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Executive Director, Global Corporate
and Marketing Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL™ ANNOUNCES 2013 THIRD QUARTER RESULTS

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (Oct. 29, 2013) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter of 2013 as follows:

Quarterly Highlights:

•	Completed the acquisition of Pioneer Surgical Technology, Inc. (Pioneer) on July 16, 2013.

•	Achieved quarterly revenues of $54.7 million, a 23 percent increase over the third quarter of 2012. Quarterly revenues include $16.1 million of revenue from Pioneer for the period of July 16, 2013 to Sept. 30, 2013.

•	Announced successful outcome to Food and Drug Administration (FDA) inspection of Alachua, Fla. facility.

•	Successfully completed the first human implantations of map3™ cellular allogeneic bone graft in both spine and foot and ankle procedures.

•	Launched the Tritium™ Sternal Cable Plating System for closing median sternotomies following open heart procedures.

Worldwide revenues were $54.7 million for the third quarter of 2013 compared to revenues of $44.6 million for the third quarter of 2012. Domestic revenues were $49.3 million for the third quarter of 2013 compared to revenues of $39.6 million for the third quarter of 2012. International revenues were $5.4 million for the third quarter of 2013 compared to revenues of $4.9 million for the third quarter of 2012. On a constant currency basis, international revenues for the third quarter of 2013 increased 6 percent as compared to the third quarter of 2012. The increases in year-over-year revenues reflect the inclusion of $16.1 million of Pioneer revenues for the period of July 16, 2013 to Sept. 30, 2013. If Pioneer revenues had been included for the entire third quarter for both 2012 and 2013, worldwide revenues would have decreased by 12 percent.

“As disclosed earlier this month, our revenues came in lower than projected due to several factors including lower than expected volumes in our spine business, uncertainties surrounding the company’s October 2012 warning letter and surgeons’ subsequent shift to alternative solutions, a slower than expected ramp in our new direct surgical specialties business and lower than projected revenues in our international business due to shortages in tissue supply,” said Brian K. Hutchison, president and chief executive officer of RTI.

For the third quarter of 2013, the company reported a net loss applicable to common shares of $9.1 million and net loss per fully diluted common share of $0.16, based on 56.4 million fully diluted shares outstanding, compared to net income applicable to common shares of $2.8 million or $0.05 per fully diluted common share for the third quarter of 2012, based on 56.1 million fully diluted shares outstanding. Excluding certain acquisition related expenses and certain purchase accounting adjustments, the company reported a net loss applicable to common shares of $699,000 and a net loss per fully diluted share of $0.01.

“While third quarter results were below expectations, we are working diligently to rebuild business that was lost in the year and gain new customers,” Hutchison said. “We have made progress on integrating the Pioneer business and are in the early stages of realizing cross distribution opportunities. We are confident we are headed in the right direction for long term success.”

Fiscal 2013 and Fourth Quarter Outlook

Based on the acquisition of Pioneer and results from the first three quarters the company is revising its full year revenue guidance for 2013. The company now expects full year revenue guidance for 2013 to be between $196 million to $197 million, as compared to prior guidance of $211 million to $215 million. Full year net loss per fully diluted common share is expected to be approximately $0.28, based on 56.4 million fully diluted shares outstanding, as compared to prior guidance of full year net loss per fully diluted common share of $0.13 to $0.11. Excluding certain acquisition related expenses, certain purchase accounting adjustments, and the Biomedical Tissue Services Ltd. litigation settlement charge taken in the second quarter of 2013, full year earnings per fully diluted common share is expected to be approximately breakeven.

For the fourth quarter of 2013, the company expects revenues to be between $59 million and $60 million and net loss per fully diluted common share to be approximately $0.09, based on 56.4 million fully diluted shares outstanding. Excluding certain acquisition related expenses and certain purchase accounting adjustments, fourth quarter net loss per fully diluted common share is expected to be approximately $0.01.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the third quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to advancing science, safety and innovation, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of Advamed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$54,742	$44,566	$137,473	$133,506
Costs of processing and distribution	34,423	22,874	78,722	70,037

Gross profit	20,319	21,692	58,751	63,469

Expenses:
Marketing, general and administrative	24,837	14,499	55,555	43,167
Research and development	4,738	3,109	11,190	9,279
Asset abandonments	—	—	—	18
Litigation settlement	—	—	3,000	2,350
Acquisition expenses	4,342	—	5,837	—

Total operating expenses	33,917	17,608	75,582	54,814

Operating (loss) income	(13,598)	4,084	(16,831)	8,655

Total other income - net	4	32	7	138

(Loss) income before income tax benefit (provision)	(13,594)	4,116	(16,824)	8,793
Income tax benefit (provision)	5,094	(1,308)	6,787	(2,662)

Net (loss) income	(8,500)	2,808	(10,037)	6,131

Convertible preferred dividend	(625)	—	(625)	—

Net (loss) income applicable to common shares	$(9,125)	$2,808	$(10,662)	$6,131

Net (loss) income per common share - basic	$(0.16)	$0.05	$(0.19)	$0.11

Net (loss) income per common share - diluted	$(0.16)	$0.05	$(0.19)	$0.11

Weighted average shares outstanding - basic	56,356,885	55,908,574	56,216,200	55,826,306

Weighted average shares outstanding - diluted	56,356,885	56,110,898	56,216,200	56,013,541

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share

(In thousands except per share data)

(Unaudited)

	Three Months Ended
	September 30, 2013		September 30, 2012
	Net (Loss) Income Applicable to Common Shares	Amount per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(9,125)	$(0.16)	$2,808	$0.05
Inventory purchase price adjustment, net of tax effect (1)	4,176	0.07	—	—
Acquisition expenses, net of tax effect (2)	3,863	0.07	—	—
Integration expenses, net of tax effect (3)	387	0.01	—	—

Adjusted	$(699)	$(0.01)	$2,808	$0.05

	Nine Months Ended
	September 30, 2013		September 30, 2012
	Net (Loss) Income Applicable to Common Shares	Amount per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(10,662)	$(0.19)	$6,131	$0.11
Inventory purchase price adjustment, net of tax effect (1)	4,176	0.07	—	—
Acquisition expenses, net of tax effect (4)	4,771	0.08	—	—
Integration expenses, net of tax effect (3)	387	0.01	—	—
Litigation settlement charge, net of tax effect (5)	1,822	0.03	1,444	0.03

Adjusted	$494	$0.01	$7,575	$0.14

(1) Inventory purchase price adjustment, net of tax effect, as follows:
Inventory purchase price adjustment	$6,875
Tax effect on inventory purchase price adjustment	(2,699)

Inventory purchase price adjustment, net of tax effect	$4,176

(2) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses	$4,342
Tax effect on acquisition expenses	(479)

Acquisition expenses, net of tax effect	$3,863

(3) Integration expenses, net of tax effect, as follows:
Integration expenses	$637
Tax effect on integration expenses	(250)

Integration expenses, net of tax effect	$387

(4) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses	$5,837
Tax effect on acquisition expenses	(1,066)

Acquisition expenses, net of tax effect	$4,771

(5) Litigation settlement charge, net of tax effect, as follows:
Litigation settlement charge	$3,000		$2,350
Tax effect on litigation settlement charge	(1,178)		(906)

Litigation settlement charge, net of tax effect	$1,822		$1,444

Use of Non-GAAP Financial Measures

To supplement RTI Surgical’s condensed consolidated financial statements presented on a GAAP basis, the company discloses certain non-GAAP financial measures that exclude certain amounts, including non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliation above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and nine month period ended September 30, 2013 as well as the reasons for excluding the individual item:

2013 Inventory purchase price adjustment – This adjustment represents a charge and relates to purchase price accounting associated with the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Acquisition expenses – This adjustment represents a charge and relates to certain fees associated with the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Integration expenses – This adjustment represents a charge and relates to certain expenses associated with the integration of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2013 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the year-to-date period and to supplement a comparison to the Company’s past operating performance.

2012 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the prior year periods to supplement a comparison to the Company’s current operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting non-GAAP net (loss) income applicable to common shares and non-GAAP net (loss) income per fully diluted share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase price adjustment, acquisition expenses, integration expenses and litigation settlement charges. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues from tissue distribution:
Spine	$17,600	$10,187	$38,920	$28,532
Sports medicine	9,532	11,811	31,700	38,573
Surgical specialties	6,730	7,880	20,559	24,136
Bone graft substitutes and general orthopedic	7,692	7,916	19,093	21,947
Dental	4,963	5,240	14,142	15,678
Ortho fixation	6,704	—	6,704	—
Other revenues	1,521	1,532	6,355	4,640

Total revenues	$54,742	$44,566	$137,473	$133,506

Domestic revenues	49,295	39,643	122,822	116,707
International revenues	5,447	4,923	14,651	16,799

Total revenues	$54,742	$44,566	$137,473	$133,506

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$16,135	$49,696
Accounts receivable - net	33,294	21,694
Inventories - net	113,138	76,509
Prepaid and other current assets	25,417	18,673

Total current assets	187,984	166,572

Property, plant and equipment - net	72,818	49,644
Other assets - net	113,304	25,193

Total assets	$374,106	$241,409

Liabilities and Stockholders’ Equity
Accounts payable	$23,505	$11,949
Accrued expenses and other current liabilities	24,597	25,397
Current portion of long-term obligations	28	116

Total current liabilities	48,130	37,462

Deferred revenue	17,052	18,780
Long-term liabilities	83,947	1,175

Total liabilities	149,129	57,417

Preferred stock	49,381	—

Stockholders’ equity:
Common stock and additional paid-in capital	415,663	414,504
Accumulated other comprehensive loss	(1,294)	(1,776)
Accumulated deficit	(238,773)	(228,736)

Total stockholders’ equity	175,596	183,992

Total liabilities and stockholders’ equity	$374,106	$241,409

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	$(8,500)	$2,808	$(10,037)	$6,131
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	4,091	2,035	8,214	5,914
Stock-based compensation	584	524	1,653	1,574
Amortization of deferred revenue	(1,182)	(1,163)	(5,229)	(3,491)
Other items to reconcile to net cash (used in) provided by operating activities	(2,136)	3,915	(6,528)	7,171

Net cash (used in) provided by operating activities	(7,143)	8,119	(11,927)	17,299

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,282)	(2,235)	(11,154)	(6,844)
Acquisition of Pioneer Surgical Technology	(126,307)	—	(126,307)	—
Other investing activities	(342)	(966)	(576)	(1,342)

Net cash used in investing activities	(132,931)	(3,201)	(138,037)	(8,186)

Cash flows from financing activities:
Proceeds from long-term obligations	68,250	—	68,250	—
Payment of debt issuance costs	(525)	—	(525)	—
Proceeds from preferred stock issuance	50,000	—	50,000	—
Payment of preferred stock issuance costs	(1,290)	—	(1,290)	—
Payments on long-term obligations	(28)	(95)	(121)	(389)
Other financing activities	98	176	(208)	370

Net cash provided by (used in) financing activities	116,505	81	116,106	(19)

Effect of exchange rate changes on cash and cash equivalents	311	12	297	(30)

Net (decrease) increase in cash and cash equivalents	(23,258)	5,011	(33,561)	9,064
Cash and cash equivalents, beginning of period	39,393	50,231	49,696	46,178

Cash and cash equivalents, end of period	$16,135	$55,242	$16,135	$55,242

Fiscal 2013 and Fourth Quarter Outlook

Based on the acquisition of Pioneer and results from the first three quarters the company is revising its full year revenue guidance for 2013. The company now expects full year revenue guidance for 2013 to be between $196 million to $197 million, as compared to prior guidance of $211 million to $215 million. Full year net loss per fully diluted common share is expected to be approximately $0.28, based on 56.4 million fully diluted shares outstanding, as compared to prior guidance of full year net loss per fully diluted common share of $0.13 to $0.11. Excluding certain acquisition related expenses, certain purchase accounting adjustments, and the Biomedical Tissue Services Ltd. litigation settlement charge taken in the second quarter of 2013, full year earnings per fully diluted common share is expected to be approximately breakeven.

For the fourth quarter of 2013, the company expects revenues to be between $59 million and $60 million and net loss per fully diluted common share to be approximately $0.09, based on 56.4 million fully diluted shares outstanding. Excluding certain acquisition related expenses and certain purchase accounting adjustments, fourth quarter net loss per fully diluted common share is expected to be approximately $0.01.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Loss Per Diluted Share to

Adjusted Non-GAAP Guidance Net Loss Per Diluted Share

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2013
	$ Amount	$ Amount
	per Diluted	per Diluted
	Share	Share
GAAP Guidance Net Loss per Diluted Share	$(0.09)	$(0.28)
Inventory purchase price adjustment, net of tax effect	0.08	0.16
Acquisition expenses, net of tax effect	0.00	0.09
Integration expenses, net of tax effect	0.00	0.01
Litigation settlement charge, net of tax effect	0.00	0.03

Adjusted Non-GAAP Guidance Net Loss per Diluted Share	$(0.01)	$0.00